EXHIBIT 99.1

HOUSTON INTERESTS, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

WITH

INDEPENDENT AUDITOR'S REPORT

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Houston Interests, LLC
Tulsa, Oklahoma

We have audited the accompanying consolidated financial statements of Houston Interests, LLC and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of income, equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Houston Interests, LLC and its subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Restatement and Reissuance
As discussed in Note 9, subsequent to the issuance of the Company’s 2015 consolidated financial statements and our report thereon dated March 31, 2016, we became aware that those financial statements contained certain errors resulting in understatement of revenues and overstatement of billings in excess of costs and estimated earnings on uncompleted contracts and accounts receivable. In our original report, we expressed an unmodified opinion on the 2015 financial statements, and our opinion on the revised statements, as expressed herein, remains unmodified.

/S/ EIDE BAILLY LLP
Tulsa, Oklahoma
March 31, 2016, except for Notes 2 and 9, for which the date is February 27, 2017

HOUSTON INTERESTS, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2015

2015
(restated)
Assets
Current assets:
Cash and cash equivalents	$21,938,374
Trade accounts receivable, net	28,278,322
Costs and estimated earnings in excess of billings on uncompleted contracts	4,168,613
Prepaid expenses and other	835,505
Total current assets	55,220,814
Property and equipment, net	1,401,125
Goodwill, net	7,741,717
Total assets	$64,363,656

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$3,075,855
Current maturities of long-term debt	1,274,605
Accrued liabilities	6,844,060
Unearned revenue	1,994,666
Billings in excess of costs and estimated earnings on uncompleted contracts	33,198,912
Total current liabilities	46,388,098
Long-term debt, less current maturities	4,959,277
Total liabilities	51,347,375
Members' equity	13,016,281
Total liabilities and members' equity	$64,363,656

See notes to consolidated financial statements

HOUSTON INTERESTS, LLC

CONSOLIDATED STATEMENT OF INCOME

Year ended December 31, 2015

2015
(restated)

Revenues	$127,374,082
Cost of revenues	86,898,221
Gross profit	40,475,861
Operating expenses:
General and administrative expenses	25,836,706
Amortization	967,704
Total operating expenses	26,804,410
Income from operations	13,671,451
Other income (expense), net	(128,435)
Net income	13,543,016
Less net income attributable to noncontrolling interest	1,303,773
Net income attributable to Houston Interests, LLC	$12,239,243

See notes to consolidated financial statements

HOUSTON INTERESTS, LLC

CONSOLIDATED STATEMENT OF EQUITY

Year ended December 31, 2015

	Member's Interest	Noncontrolling Interest	Total Equity

Balance, January 1, 2015	$5,581,073	$6,782,577	$12,363,650
Net income, as restated	12,239,243	1,303,773	13,543,016
Buyout of noncontrolling interest	(19,547)	(8,086,350)	(8,105,897)
Distributions	(4,784,488)	—	(4,784,488)
Balance, December 31, 2015, as restated	$13,016,281	$—	$13,016,281

See notes to consolidated financial statements

HOUSTON INTERESTS, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2015

2015
(restated)
Cash Flows from Operating Activities
Net income	$13,543,016
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	431,703
Amortization	967,704
Provision for doubtful accounts receivable	236,114
Changes in assets and liabilities:
Trade accounts receivable	(21,731,860)
Costs and estimated earnings in excess of billings on uncompleted contracts	696,527
Prepaid expenses and other	666,244
Accounts payable	(3,273,045)
Accrued liabilities	524,270
Unearned revenue	(278,319)
Billings in excess of costs and estimated earnings on uncompleted contracts	(4,165,118)
Net cash used in operating activities	(12,382,764)

Cash Flows from Investing Activities
Release of cash restricted for use	3,175,507
Buyout of minority interest	(8,105,897)
Purchases of property and equipment	(276,590)
Net cash used in investing activities	(5,206,980)

Cash Flows from Investing Activities
Proceeds from issuance of debt	6,500,000
Principal payments on long-term debt	(651,118)
Distributions	(4,784,488)
Net cash provided by financing activities	1,064,394
Net decrease in cash and cash equivalents	(16,525,350)
Cash and cash equivalents, beginning of year	38,463,724
Cash and cash equivalents, end of year	$21,938,374

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$135,148

See notes to consolidated financial statements

HOUSTON INTERESTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015

Note 1 - Business and Summary of Significant Accounting Policies
Organization and basis of presentation
Houston Interests, LLC (Houston) is a single member limited liability company formed under Oklahoma law. The member has limited personal liability.
The consolidated financial statements include the accounts of Devco USA, LLC (DUSA), River International, LLC (RI), Devco International, LLC (DI), Process Plant Services, LLC (PPS), all Oklahoma limited liability companies, S&R Technical Services, Inc. (SR), an Oklahoma S-corporation, River Consulting, LLC (River), a Louisiana limited liability company, River Food Services, LLC (RFOOD), a Maryland limited liability company and River Consulting Colombia, SAS (RCOL), a Republic of Colombia simplified stock corporation (collectively, the Company).
River, RI, SR, PPS and RFOOD operate from primary offices in Columbus Ohio; Pittsburgh, Pennsylvania; Metairie, Louisiana and Tulsa, Oklahoma and provide professional engineering, project and construction management services to various industries throughout the United States and globally. RCOL is based in Bogata, D.C., Republic of Colombia and provides professional engineering, project and construction management services. DUSA and DI are based in Tulsa and custom design, manufacture and sell turn-key solutions for the natural gas industry as well as sulfur prilling, pelletizing and pouring facilities and equipment. DUSA and DI also design and sell process heating equipment. DUSA and DI's systems are installed throughout the United States and globally.
Acquisitions
On April 1, 2011, Houston purchased 51% interests in both DUSA and River from Kinder Morgan Bulk Terminals (KMBT) and RCI Holdings, Inc. (RCIH), respectively in a single transaction valued at $10,000,000. Both KMBT and RCIH are wholly owned subsidiaries of Kinder Morgan Energy Partners, L.P. (Kinder). Goodwill consists of the value of the purchasing shareholder's reputation and experience in the industry, the benefits derived from allowing the acquired companies to sell internationally, and the synergies of combining the two complimentary companies. Houston formed DI and RI for the specific purpose of engaging in international business for their namesake sister companies. Prior to Houston’s purchase of the remaining 49% interest in DUSA and River on July 10, 2015 (which is more fully described below), Houston paid KMBT and RCIH 5% of all revenues earned by DI and 1.5% of all revenues earned by RI, respectively as additional purchase consideration.
Under the terms of the April 1, 2011 purchase agreement, Houston had options to purchase the remaining 49% membership interests in DUSA and River for $47,213 and $52,787 per membership interest percentage acquired, respectively. Additionally, the exercise price of each option is increased based on the amount of future earnings, capital contributions and distributions. On July 10, 2015 Houston exercised its option to purchase the remaining 49% membership interest in DUSA and River for $4,963,452 and $3,143,945, respectively.
On June 23, 2012, Houston purchased 100% of the outstanding common stock of SR in a transaction valued at approximately $550,000. SR is a drafting company focused primarily on industrial applications, with a specialty in piping design. The acquisition of SR provided Houston with additional expertise in the design of facilities related to the energy industry. Goodwill consists of the value of the synergy in combining SR's capabilities with Houston's existing customer base, including augmenting and expanding River's capabilities.
Basis of accounting
The Company's policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding a variety of operating and financial matters. These assumptions include estimated hours and equipment costs to complete projects which materially affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and cash equivalents
Cash and cash equivalents consist of money-market accounts and commercial bank accounts.
Accounts receivable and credit policy
The Company's billing arrangements are governed by contracts with its customers. Generally, invoices are issued and accounts receivable are recorded either upon completion of defined project milestones or as time is worked on the project. The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. As of December 31, 2015, management considered all amounts collectible and, therefore, recorded no allowance for doubtful accounts. Accounts receivable are considered to be past due if any portion of the receivable balance is outstanding past terms and are charged to earnings as uncollectible when management determines the customer is unable or unwilling to pay. Typically, the Company does not charge interest on past due accounts receivable nor does it require collateral from its customers. In the majority of cases, the Company's contracts provide for regular billings which mitigate the collection risk and cash flow burden of large projects.
Property and equipment
Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets. Improvements are capitalized, and maintenance and repairs are charged to expense when incurred. As assets are disposed, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded.
The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. No impairments were recorded in 2015.
Unearned Revenues
Unearned revenues represents advance payments on spare parts orders and payments received on substantially completed projects with outstanding “punch list” items or extended final approval timelines. For substantially completed projects with outstanding items or extended final approval timelines, the amount of revenue deferred is based on the estimated costs to satisfy remaining obligations in the final approval period. Such unearned revenues at December 31, 2015 amounted to approximately $1,983,000.
Warranty
DUSA, DINT, and PPS provide warranties for their products generally ranging from 12 to 24 months. If River, RFOOD, or RCOL provides equipment as part of its services on a project, it also generally provides a 12 to 24 month warranty on the equipment. For purchased items, the manufacturer’s warranty is passed on to the customer. The Company experiences very few warranty claims. Generally, a relatively small amount of contingency on each project is withheld from revenue recognition to satisfy potential issues.
Income taxes
As a single member limited liability company, Houston's taxable income or loss is allocated to its sole member. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements. All years under applicable statute are available for examination as neither Houston nor any of the subsidiary companies have been audited.
The accounting for income taxes may, at times, involve some degree of uncertainty, and, as such, lead to uncertain tax positions having been taken. Management evaluated Houston's tax positions and concluded that Houston had taken no uncertain tax positions that require adjustment to the consolidated financial statements. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred.

Revenue recognition and unbilled costs
In May 2014, the FASB and the International Accounting Standards Board issued a converged standard on revenue recognition, ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). Under this guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU is effective for us for annual reporting periods beginning after December 15, 2018. We are evaluating the impact of this guidance on our financial statements and related disclosures.
The Company performs services under fixed-fee, cost-plus, cost-plus to-a-maximum, and time and material contracts. Contract terms generally range from one to 24 months.
The Company recognizes revenues on fixed-fee and cost-plus to-a-maximum contracts on the percentage-of-completion method. Percentage of completion is determined, primarily, by comparing contract costs incurred to date with total estimated contract costs. Contract costs include all direct labor, direct materials, and subcontractor costs. General and administrative costs are charged to expense as incurred. Revenues related to claims are included in contract revenues when claims are confirmed with customers.
Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Because of inherent uncertainties in estimating cost, it is at least reasonably possible that the estimates used will change within the near term.
The asset, costs and estimated earnings in excess of billings on uncompleted contracts, represents revenues recognized in excess of amounts billed. The liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized.
Revenues earned on cost-plus and time and materials contracts are recognized as expenses are incurred and as hours are worked and billed to the customer.
Revenues for noncontract related products and services such as spare parts sales and on-site services is recognized when services are performed or upon transfer or delivery of the product to the customer.
Goodwill
The Company recorded goodwill of $4,642,003 and $4,573,963 upon its purchase of DUSA and River, respectively, on April 1, 2011, and $461,168 upon its purchase of SR on June 23, 2012, representing the excess of the purchase price over the fair value of assets acquired. These values reflect expected synergies of the combined companies.
FASB Accounting Standards Update No. 2014-02, Intangibles-Goodwill and Other (Topic 350): Accounting for Goodwill, permits a private company accounting alternative for goodwill. Private companies that adopt this alternative should amortize goodwill on a straight-line basis over a period of ten years, or less if the company demonstrates that another useful life is more appropriate. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of a reporting unit may be below its carrying amount. The goodwill impairment test involves a comparison of the fair value of the Company with its carrying value. Fair value is determined using the expected present value of future cash flows and a market approach. Certain estimates and judgments are required in the application of the fair value models. Companies may elect to evaluate goodwill for impairment at either the reporting unit level or company level. If the carrying amount of either the company or reporting unit, depending on such election, exceeds its implied fair value, the company will recognize a goodwill impairment loss.
In 2014, the Company elected to amortize goodwill over 10 years and to assess goodwill for impairment at the reporting unit level. Amortization expense of $967,704 was recorded in 2015. As of December 31, 2015, management determined that no triggering event occurred for the reporting units that would require impairment testing.

The changes in the carrying value of goodwill are as follows:

	As of December 31, 2015			As of December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net

Goodwill	$9,677,134	$1,935,417	$7,741,717	$9,677,134	$967,713	$8,709,421

Estimated amortization expense in future periods is as follows:

Year Ending	Amortization
2016	$967,713
2017	967,713
2018	967,713
2019	967,713
2020	967,713
Thereafter	2,903,152
$7,741,717

Advertising costs
Advertising costs are primarily in the form of online advertisements and are expensed when incurred. The Company spent approximately $182,000 on advertising costs in 2015.
Subsequent events
Management has evaluated subsequent events through March 31, 2016, the date the consolidated financial statements were available to be issued.
Note 2 - Costs and Estimated Earnings on Uncompleted Contracts and Accounts Receivable
Information with respect to contracts in progress consists of the following at December 31, 2015:

Costs incurred on uncompleted contracts including purchased contracts	$152,483,181
Estimated earnings	58,558,543
211,041,724
Less billings to date	(240,072,023)
$(29,030,299)

Included in the accompanying consolidated balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$4,168,613
Billings in excess of costs and estimated earnings on uncompleted contracts	(33,198,912)
$(29,030,299)

Trade accounts receivable consist of the following:

December 31, 2015
Trade accounts receivable	$28,514,436
Less reserve for doubtful accounts	(236,114)
Net trade accounts receivable	$28,278,322

Note 3 - Property and Equipment
Property and equipment consists of the following at December 31, 2015:

		Lives
Computer and telephone equipment	$1,632,701	4-10 years
Leasehold improvements	749,632	5-30 years
Furniture and fixtures	398,740	5-10 years
	2,781,073
Less accumulated depreciation	(1,379,948)
	$1,401,125

Note 4 - Credit Agreements
In conjunction with the acquisition of SR, Houston provided a $495,000 promissory note to the selling shareholder (the SR Note). The SR Note bears interest at a fixed rate of 2.64% per annum and is payable in nine annual installments of $55,000 each together with accrued interest. The SR Note is secured by the common stock of SR and may be prepaid at any time without penalty.
On May 25, 2015, Houston entered into a $6,500,000 term loan agreement with a U.S.-based financial institution. The loan proceeds were used exclusively to finance the purchase of the 49% equity interest of DUSA and River. The loan is secured by substantially all of the assets of the company and all of Houston's membership interests in the company. DUSA, River, DI, RI and SR also provided guarantees to support the loan agreement. The note is payable in 60 monthly installments of $190,299 and bears interest at 4.12%. The agreement contains financial covenants common in an agreement of this size and nature.
Long-term debt consists of the following at December 31, 2015:

Term bank note	$5,903,882
SR Note	330,000
6,233,882
Less current	1,274,605
$4,959,277

Future maturities of long-term debt at December 31, 2015, are as follows:

Year Ending

2016	$1,274,605
2017	1,327,225
2018	1,381,398
2019	1,437,877
2020	757,777
Thereafter	55,000
$6,233,882

Note 5 - Leases
The Company has noncancelable operating leases for office space. The lease terms range from one to nine years. The Company recognizes rent expense on a straight-line basis for noncancelable leases with payment escalators.
Rent expense for the year ended December 31, 2015, was approximately $1,265,000.
The following is a schedule of future minimum rental payments required under operating leases as of December 31, 2015:

Year Ending	Minimum Lease Payments

2016	$1,444,917
2017	1,306,763
2018	982,331
2019	547,970
2020	570,091
$4,852,072

Note 6 - Concentrations
The Company maintains cash accounts, which are insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may be in excess of the FDIC's insurance limit.
Kinder accounted for approximately 3% of total revenue for the year ended December 31, 2015, and represented approximately 2% of total accounts receivable at December 31, 2015.
A single customer of the Company accounted for approximately 41% of total revenue for the year ended December 31, 2015. This customer represented approximately 15% of total accounts receivable at December 31, 2015.
A single customer of the Company accounted for approximately 14% of total revenue for the year ended December 31, 2015. This customer represented approximately 36% of total accounts receivable at December 31, 2015.
Approximately 18% of total revenue for the year ended December 31, 2015 was from a single customer of the company which is also a significant vendor. At December 31, 2015, this customer represented approximately 20% of total accounts receivable.
Note 7 - Employee Benefit Plan
The Company maintains a 401(k) profit sharing plan covering all employees meeting eligibility requirements. Employees may elect to defer a portion of their compensation. The Company matches 4% of the employee salary. The Company made approximately $953,000 in matching contributions for 2015. The Company made profit-sharing contributions of approximately $277,000 in 2015.
Note 8 - Contingencies
Various legal actions, claims, and other contingencies arise in the normal course of the Company's business. The results of litigation are inherently unpredictable and the possibility exists that the ultimate resolution could result in a material, adverse effect to the Company's financial position, results of operations or liquidity. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.
Note 9 - Restatement and Reissuance
Subsequent to the issuance of the Company’s 2015 consolidated financial statements, certain misstatements related to revenues, billings in excess of costs and estimated earnings on uncompleted contracts, and accounts receivable were identified. The Company has restated its previously issued financial statements to appropriately reflect the December 31, 2015 billings in excess of costs and estimated earnings on uncompleted contracts, accounts receivable, and members’ equity, and the appropriate revenues, provision for doubtful accounts receivable, and net income for the year ended December 31, 2015.

The following is a summary of the effects of the restatement in the Company’s December 31, 2015 consolidated balance sheet:

	As Previously Reported	Adjustment	As Restated
As of December 31, 2015
Trade accounts receivable, net	$28,514,436	$(236,114)	$28,278,322
Total current assets	55,456,928	(236,114)	55,220,814
Total assets	64,599,770	(236,114)	64,363,656
Billings in excess of costs and estimated
earnings on uncompleted contracts	34,059,544	(860,632)	33,198,912
Total current liabilities	47,248,730	(860,632)	46,388,098
Total liabilities	52,208,007	(860,632)	51,347,375
Member's equity	12,391,763	624,518	13,016,281
The following is a summary of the effects of the restatement in the Company’s December 31, 2015 consolidated statement of income:

	As Previously Reported	Adjustment	As Restated
Year ended December 31, 2015
Revenues	$126,513,450	$860,632	$127,374,082
Gross profit	39,615,229	860,632	40,475,861
General and administrative expenses	25,600,592	236,114	25,836,706
Total operating expenses	26,568,296	236,114	26,804,410
Income from operations	13,046,933	624,518	13,671,451
Net income	12,918,498	624,518	13,543,016
Net income attributed to the Company	11,614,725	624,518	12,239,243
The following is a summary of the effects of the restatement in the Company’s December 31, 2015 consolidated statement of equity:

	As Previously Reported	Adjustment	As Restated
Year ended December 31, 2015
Net income, member's interest	$11,614,725	$624,518	$12,239,243
Net income, total	12,918,498	624,518	13,543,016
Member's interest, December 31, 2015	12,391,763	624,518	13,016,281
Total equity, December 31, 2015	12,391,763	624,518	13,016,281

The following is a summary of the effects of the restatement in the Company’s December 31, 2015 statement of cash flows:

	As Previously Reported	Adjustment	As Restated
Year ended December 31, 2015
Net income	$12,918,498	$624,518	$13,543,016
Provision for doubtful accounts receivable	—	236,114	236,114
Billings in excess of costs and estimated
earnings on uncompleted contracts	(3,304,486)	(860,632)	(4,165,118)